EXHIBIT 23.01





                          CONSENT OF INDEPENDENT ACCOUNTANTS


               We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27429 and
          No. 33-88430) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22419) of Associated Estates Realty Corporation of our reports dated July 3, 1997 and September 19, 1997 relating to the statements of revenue and certain expenses of each of the Certain Acquired Properties, which appears in the current report on Form 8-K of Associated Estates Realty Corporation dated August 25, 1997.


          /s/ Price Waterhouse LLP
          ------------------------
          PRICE WATERHOUSE LLP
          Cleveland, Ohio
          December 2, 1997